PROMISSORY NOTE

(Construction Loan)

U.S. $20,000,000.00	April 6, 2005 Denver, Colorado

        FOR VALUE RECEIVED, GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company, having an address at c/o Wellsford Real Properties, Inc., 6700 Palomino Parkway, Highlands Ranch, Colorado 80130 (“Maker”), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (“Payee”), having an address at 1675 Broadway, Suite 400, Mailstop CO-02-WT-0401, Denver, Colorado 80202, the principal sum of Twenty Million Dollars ($20,000,000.00) or so much thereof as may be advanced from time to time, and interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at the rates and at the times hereinafter described.

        This Note is issued by Maker pursuant to that certain Construction Loan Agreement of even date herewith (the “Construction Loan Agreement”) entered into between Payee and Maker. This Note evidences the Loan (as defined in the Construction Loan Agreement) which is a revolving loan. Payment of this Note is governed by the Construction Loan Agreement, the terms of which are incorporated herein by express reference as if fully set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Construction Loan Agreement.

1.     Interest. The principal amount hereof outstanding from time to time shall bear interest until paid in full at the Applicable Rate.

2.     Monthly Payments. Interest only shall be payable in arrears on the first (1st) Business Day of each calendar month after the date hereof up to and including the Maturity Date (as hereinafter defined) in the amount of all interest accrued during the immediately preceding calendar month. All payments on account of the indebtedness evidenced by this Note shall be made to Payee not later than 11:00 a.m. Denver, Colorado time on the day when due in lawful money of the United States and shall be first applied to late charges, costs of collection or enforcement and other similar amounts due, if any, under this Note and any of the other Loan Documents, then to interest due and payable hereunder and the remainder to principal due and payable hereunder.

3.     Maturity Date. The indebtedness evidenced hereby shall mature on November 1, 2009 (the “Maturity Date”). On the Maturity Date, the entire outstanding principal balance hereof, together with accrued and unpaid interest and all other sums evidenced by this Note, shall, if not sooner paid, become due and payable.

4.     General Provisions.

(a)     In the event (i) the principal balance hereof is not paid when due whether by acceleration or upon the Maturity Date or (ii) an Event of Default exists, then the principal balance hereof shall bear interest from and after the occurrence of such event at the Default Rate. In addition, for any installment (exclusive of the payment due upon the Maturity Date) which is not paid within five (5) days of the due date thereof a late charge equal to the greater of (a) five percent (5%) of the amount of such installment or (b) $25 shall be due and payable to the holder of this Note on demand to cover the extra expense involved in handling delinquent payments.

(b)     Maker agrees that the obligation evidenced by this Note is an exempt transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq.

(c)     The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Maker and the holder or holders hereof under the remainder of this Note shall continue in full force and effect. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holders hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, the fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

(d)     This Note and all provisions hereof shall be binding upon Maker and all persons claiming under or through Maker, and shall inure to the benefit of Payee, together with its successors and assigns, including each owner and holder from time to time of this Note.

(e)     Time is of the essence as to all dates set forth herein.

(f)     Maker agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Payee; and Maker consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any makers, endorsers, guarantors, or sureties, all whether primarily or secondarily liable, without notice to Maker and without affecting its liability hereunder.

(g)     Maker hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by this Note.

(h)     If this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Maker promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including all reasonable attorneys’ fees and disbursements.

(i)     All parties now or hereafter liable with respect to this Note, whether Maker, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest. No failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note, any Loan Document or applicable law, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State. Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(j)     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(k)     MAKER BY ITS EXECUTION AND DELIVERY HEREOF AND PAYEE BY ITS ACCEPTANCE HEREOF HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR THE OTHER LOAN DOCUMENTS, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COLORADO STATE COURT OR ANY FEDERAL COURT SITTING IN THE CITY AND COUNTY OF DENVER OR COUNTY OF DOUGLAS, STATE OF COLORADO, OR OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. MAKER HEREBY IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURTS. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF PAYEE TO BRING ANY ACTION OR PROCEEDING AGAINST MAKER OR ANY OF ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

(l)     When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa.

(m)     Except as otherwise indicated, any reference herein to the “Maker” or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that a reference to the “Maker” shall be deemed a reference to any or all of the applicable makers.

[SIGNATURE PAGE TO FOLLOW]

        Maker has delivered this Note as of the day and year first set forth above.

MAKER:
GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company
By:	Wellsford Park Highlands Corp., a Colorado corporation, its manager
	By:	/s/ David M. Strong
David M. Strong, Vice President

STATE OF COLORADO	)
) ss.
COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this 6th day of April, 2005, by David M. Strong as Vice President of Wellsford Park Highlands Corp., a Colorado corporation, manager of GOLD PEAK AT PALOMINO PARK LLC, a Colorado limited liability company.

          Witness my hand and official seal.

          My commission expires November 28, 2008.

/s/ Diane Enebol Notary Public

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